UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Merck & Co., Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of “Merger Update: Joint Merger Proxy Materials Submitted” posted on the Merck & Co., Inc. (“Merck”) internal website on May 20, 2009, in connection with the proposed transaction between Merck and Schering-Plough Corporation.

Published in The Daily on May 20 article 1

Merger Update: Joint Merger Proxy Materials Submitted

On May 20, 2009, Merck and Schering-Plough submitted their preliminary joint merger proxy materials to the U.S. Securities and Exchange Commission (SEC). This filing begins the review by the SEC and is further indication that the merger process is continuing on track.

The joint merger proxy statement is a document prepared by the two companies. The purpose of the proxy is to give shareholders information about the proposed merger, so that they will have sufficient information to vote on the merger. The joint merger proxy statement is also called an S-4 registration statement.

In the coming weeks, the SEC will review the joint merger proxy materials. It is not unusual for companies to receive several rounds of comments and to update the materials until the SEC declares the S-4 "effective" and the companies can proceed to schedule their special shareholder meetings to vote on the proposed merger.

Q. What type of information is contained in the merger proxy statement?

A. The merger proxy statement is an extensive document that includes a variety of information pertaining to the proposed merger, including the following:

•	A summary of the merger terms
•	Recommendations of the board of directors to vote FOR the merger
•	Financing discussions
•	Regulatory approvals required
•	Risk factors that may affect ability to complete the merger successfully and that relate to the companies' operations
•	Details about how shareholders may vote at the special meetings
•	Details about the background of the transaction
•	Opinions of the financial advisors
•	Interests of the Merck and Schering-Plough directors and management
•	Other information relevant to shareholders

Q. Why is the document prepared as a joint merger proxy statement?

A. The document is prepared jointly by Merck and Schering-Plough since shareholders of both companies will be required to approve the merger. A joint statement also ensures that shareholders from both companies have access to the same information.

Q. When will the special shareholder meetings be held?

A. The special shareholder meetings have not yet been scheduled. They will be scheduled as soon as the SEC completes its review of the joint merger proxy materials and declares the S-4 to be effective. The merger proxy materials will be updated to include the dates of the special shareholder meetings once the dates are determined.

Q. Has anything changed with regard to the REMICADE and SIMPONI agreement with Johnson & Johnson (Centocor)?

A. As discussed in the joint merger proxy statement, on May 5, Centocor notified Schering-Plough of its intention to arbitrate whether Centocor has the right to terminate the REMICADE/SIMPONI distribution agreement as a result of the proposed merger with Merck.

Merck and Schering-Plough believe that rights to REMICADE and SIMPONI will be retained by New Merck following the merger.

Also, it is important to note that the results of this arbitration process, even if negative, are not considered serious enough to result in a termination of the merger agreement between Merck and Schering-Plough.

Q. What is the background section?

A. The background section provides the readers of the merger proxy perspective on the events leading up to the merger agreement. The background section spells out the interactions and deliberations involving Merck and Schering-Plough that took place between December 2008 and the announcement of the merger on March 9, 2009.

Q. Who is Company X that is mentioned in the background section?

A. The joint merger proxy statement does not identify other companies by name due to confidentiality. Company X was another party that expressed potential interest in the possibility of a business combination with Schering-Plough. The joint merger proxy statement explains that Company X determined not to proceed with a proposal after diligently assessing the possibility of a business combination.

Q. What steps are required to complete the merger?

A. The joint merger proxy statement provides a comprehensive list of requirements to complete the merger. Some of the requirements include the following:

•	Approval by shareholders of both Merck and Schering-Plough
•	Regulatory approvals including the United States, European Union, antitrust regulatory laws in Canada, China, Mexico and Switzerland
•	Approval to list the new Merck shares on the New York Stock Exchange
•	Merck meeting its financing requirements
•	Other requirements identified in the joint merger proxy statement

Q. What is meant by "drop-dead date" in the merger proxy statement?

A. Merck and Schering-Plough anticipate that the merger will close during the fourth quarter of 2009. While both companies are working together to complete the steps necessary to close the merger, the merger proxy refers to a "drop-dead date" of Dec. 8, 2009. Either Merck or Schering-Plough can terminate the merger agreement if the merger has not been completed by the "drop-dead date."

If, however, certain antitrust approvals, legal or financing requirements have not been met by the "drop-dead date" of Dec. 8, 2009, the "drop-dead date" will be extended to March 8, 2010.

Q. Are there any breakup fees if the merger does not go through?

A. Yes. Under certain circumstances described in the joint merger proxy statement, Merck or Schering-Plough may be required to pay to the other company a termination fee of $1.25 billion plus certain expenses if the merger agreement is terminated.

In addition, Merck will pay Schering-Plough a termination fee of $2.5 billion plus certain expenses if the "drop-dead date" has occurred and the merger has not been consummated because the proceeds of the financing are not available in full to Merck and all of the other closing conditions have been met.

Q. What is the status of the Hart-Scott-Rodino (HSR) review in the United States?

A. Merck and Schering-Plough each filed its required HSR notification and report form with respect to the merger on April 17, 2009, commencing the initial 30-day waiting period. On May 18, 2009, the notification and report forms were voluntarily withdrawn, and as of May 20, 2009, were re-filed, at which time a new initial 30-day waiting period commenced. Both companies are working cooperatively with the Federal Trade Commission and expect to close the transaction during the fourth quarter of 2009.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements about the benefits of the proposed merger between Merck and Schering-Plough, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Merck’s and Schering-Plough’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from the proposed merger of Merck and Schering-Plough will not be realized, or will not be realized within the expected time period, due to, among other things, the impact of pharmaceutical industry regulation and pending legislation that could affect the pharmaceutical industry; the ability to obtain governmental and self-regulatory organization approvals of the merger on the proposed terms and schedule; the actual terms of the financing required for the merger and/or the failure to obtain such financing; the failure of Schering-Plough or Merck stockholders to approve the merger; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions; Merck’s and Schering-Plough’s ability to accurately predict future market conditions; dependence on the effectiveness of Merck’s and Schering-Plough’s patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally and the exposure to litigation and/or regulatory actions. Merck and Schering-Plough undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.  Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Merck’s 2008 Annual Report on Form 10-K, Schering-Plough’s 2008 Annual Report on Form 10-K and each company’s other filings with the Securities and Exchange Commission (the “SEC”) available at the SEC’s Internet site (www.sec.gov).

Additional Information

In connection with the proposed transaction, Schering-Plough will file a registration statement, including a joint proxy statement of Merck and Schering-Plough, with the SEC.  Investors are urged to read the registration statement and joint proxy statement (including all amendments and supplements to it) because they will contain important information.  Investors may obtain free copies of the registration statement and joint proxy statement when they become available, as well as other filings containing information about Merck and Schering-Plough, without charge, at the SEC’s Internet web site (www.sec.gov). These documents may also be obtained for free from Schering-Plough’s Investor Relations web site (www.schering-plough.com) or by directing a request to Schering-Plough’s Investor Relations at (908) 298-7436. Copies of Merck’s filings may be obtained for free from Merck’s Investor Relations Web Site (www.merck.com) or by directing a request to Merck at Merck’s Office of the Secretary, (908) 423-1000.

Merck and Schering-Plough and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Merck and Schering-Plough shareholders in respect of the proposed transaction.

Information regarding Schering-Plough’s directors and executive officers is available in Schering-Plough’s proxy statement for its 2009 annual meeting of shareholders, filed with the SEC on April 27, 2009, and information regarding Merck’s directors and executive officers is available in Merck’s proxy statement for its 2009 annual meeting of stockholders, filed with the SEC on March 13, 2009.  Additional information regarding the interests of such potential participants in the proposed transaction will be included in the registration statement and joint proxy statement filed with the SEC in connection with the proposed transaction.